EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investors Contact:

Robert G. Burrows

Vice President, Investor Relations

301-795-1877

BurrowsR@ebsi.com

Media Contact:

Tracey Schmitt

Vice President, Corporate Communications

301-795-1800

SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2009

•	1Q 2009 total revenues increased 51% to $64.5 million and net income increased 58% to $11.1 million, or $0.37 per share
•	Reaffirms 2009 financial guidance of revenues in the range $225 to $240 million and net income in excess of $20 million

ROCKVILLE, MD, May 7, 2009—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the first quarter ended March 31, 2009.

Total revenues for the first quarter 2009 increased 51 percent to $64.5 million from $42.7 million in 2008, primarily driven by increased sales of BioThrax® (Anthrax Vaccine Adsorbed), the company’s FDA licensed vaccine for the prevention of anthrax infection. Net income for the first quarter 2009 increased 58 percent to $11.1 million, or $0.37 per share, from $7.0 million, or $0.24 per share, for 2008.

R. Don Elsey, chief financial officer of Emergent BioSolutions, stated, “Our first quarter 2009 financial performance reflects the continued strength of our core BioThrax® business and our ability to manufacture and deliver doses of the anthrax vaccine into the SNS under contract with the U.S. government. We are executing on our commitments under the current contract and look forward later this year to initiating additional deliveries under a follow on contract that provides sales visibility through late 2011. In addition, we expect that the U.S. government will continue to purchase BioThrax in the medium and long term.”

Continuing, Mr. Elsey stated, “The various vaccine and therapeutic candidates in our biodefense franchise focused on anthrax and botulism continue to advance as we see increasing interest on the part of the U.S. government in implementing a multi-supplier, multi-product strategy for building the nation’s biopreparedness. Our commercial pipeline also continues to move forward as we, both on our own and in partnership with government and non-governmental institutions, pursue programs that address global unmet medical needs, most notably tuberculosis, typhoid and hepatitis B.”

1Q 2009 Key Operational Accomplishments

•	Received market authorization for BioThrax® in India;
•	Commenced Phase I/II clinical trial of the company’s polyclonal anthrax immune globulin (AIG) candidate for treating anthrax disease;
•	Obtained Fast Track designation from FDA for the company’s AIG candidate; and
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Early in 2Q 2009, initiated Phase IIb proof-of-concept trial in South Africa for the company’s advanced TB vaccine candidate, largely funded by The Aeras Global TB Vaccine Foundation and the Wellcome Trust.

1Q 2009 Key Financial Results

Product Sales

For 1Q 2009, product sales were $61.7 million, an increase of $20.2 million, or 49 percent, from $41.5 million in 1Q 2008. The increase was primarily due to a 52 percent increase in the number of doses of BioThrax® delivered to the SNS.

Contracts and Grants Revenues

For 1Q 2009, contracts and grants revenue was $2.8 million, an increase of $1.6 million, or 134 percent, from $1.2 million in 1Q 2008. Contracts and grants revenue for 1Q 2009 consisted of development related revenue from NIAID and BARDA.

Cost of Product Sales

For 1Q 2009, cost of product sales was $15.4 million, an increase of $7.4 million, or 92 percent, from $8.0 million in 1Q 2008. Cost of product sales for 1Q 2009 primarily reflects an increase in the number of doses of BioThrax® delivered and higher cost per dose due to variable yields during the manufacturing periods.

Research and Development

For 1Q 2009, research and development expenses were $15.9 million, an increase of $4.4 million, or 39 percent, from $11.5 million in 1Q 2008. R&D expenses for 1Q 2009 reflect additional personnel and contract service costs, and include increased expenses of $4.2 million related to our biodefense programs and $827,000 in other research and development expenses, partially offset by a decrease in expenses of $612,000 related to our commercial programs.

Selling, General and Administrative

For 1Q 2009, selling, general and administrative expenses were $16.0 million, an increase of $3.9 million, or 32 percent, from $12.1 million in 1Q 2008. SG&A expenses for 1Q 2009 reflect an increase of approximately $2.6 million resulting from the addition of personnel and increased professional services for the headquarters and staff organization to support the overall growth of the company’s business, and a $1.4 million charge for previously capitalized costs associated with the proposed Protein Sciences transaction, which we terminated in January 2009.

Financial Condition and Liquidity

Cash and cash equivalents at March 31, 2009 was $61.4 million compared to $91.5 million at December 31, 2008. Additionally, at March 31, 2009, the accounts receivable balance was $74.1 million, primarily representing an unpaid balance due from the U.S. government for doses of BioThrax delivered in 1Q 2009. Payment of the majority of this accounts receivable balance was received by the company in early 2Q 2009.

2009 Financial Outlook

For 2009, the company is reaffirming its financial outlook and is forecasting 25% to 35% growth in year-over-year total revenue to approximately $225 to $240 million. The company also anticipates 2009 net income in excess of $20 million.

Conference Call and Webcast

Company management will host a conference call at 5:00 pm Eastern on May 7, 2009 to discuss these financial results, recent business developments and the outlook for 2009. The conference call will be accessible by dialing 888/713-4214 or 617/213-4866 (international) and providing passcode 30438560. A webcast of the conference call will be accessible from the Company’s website at www.emergentbiosolutions.com, under “Investors”.

A replay of the conference call will be accessible, approximately one hour following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using the passcode 47812971. The replay will be available through May 21. The webcast will be archived on the company’s website, www.emergentbiosolutions.com, under “Investors”.

About Emergent BioSolutions Inc.

Emergent BioSolutions Inc. is a biopharmaceutical company focused on the development, manufacture and commercialization of vaccines and therapeutics that assist the body’s immune system to prevent or treat disease. Emergent’s marketed product, BioThrax® (Anthrax Vaccine Adsorbed), is the only vaccine approved by the U.S. Food and Drug Administration for the prevention of anthrax infection. Emergent’s development pipeline includes programs focused on anthrax, botulism, typhoid, tuberculosis, hepatitis B and chlamydia. Additional information may be found at www.emergentbiosolutions.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including any potential future securities offering, our expected revenue growth and net earnings for 2009, and any other statements containing the words “believes”, “expects”, “anticipates”, “plans”, “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts; our plans to pursue label expansions and improvements for BioThrax®; our plans to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; our ongoing and planned development programs, preclinical studies and clinical trials; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; the timing of and our ability to obtain and maintain regulatory approvals for our other product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports filed with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Financial Statements Follow